UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  July 21, 1998



Commission        Registrant; State of Incorporation;     IRS Employer
File Number       Address; and Telephone Number           Identification Number
-----------       -----------------------------           ---------------------
1-13739           UNISOURCE ENERGY CORPORATION            86-0786732
                  (An Arizona Corporation)
                  220 West Sixth Street
                  Tucson, AZ  85701
                  (520) 571-4000

1-5924            TUCSON ELECTRIC POWER COMPANY           86-0062700
                  (An Arizona Corporation)
                  220 West Sixth Street
                  Tucson, AZ  85701
                  (520) 571-4000

Item 5. Other Events

     On July 21, 1998, UniSource Energy Corporation (NYSE: UNS) reported second quarter earnings of $1.1 million, or $0.03 per share of common stock, for the quarter ended June 30, 1998. This result compares to net income of $29.9 million, or $0.93 per share for the same period in 1997. The second quarter earnings decrease
was primarily attributable to lower  tax   benefit   recognition,
nonrecurring items, and lower retail sales due to mild weather conditions at its principal subsidiary, Tucson Electric Power Company (TEP), as well as startup costs of new unregulated energy affiliates.

     Second quarter 1997 results benefited from (i) a $15 million net income tax benefit related to prior period net operating loss
(NOL)  carryforwards which were recognized by  the  Company,  and
(ii) a $10.2 million pretax reversal of loss provision resulting from the dissolution of former investment subsidiaries. The Company did not realize similar benefits in the 1998 second quarter.

     Despite steady retail customer growth of 1.8%, moderate weather conditions contributed to TEP's retail sales being 3.6% lower than in the prior year's quarter. As a result, TEP's retail revenues decreased by $8.6 million, or 5.4%. Wholesale revenues, however, helped offset the decline in retail revenues, growing by $8.3 million, or 40.3%, in the second quarter. The stepped-up activity in competitive bulk power markets resulted in a 38.4% boost in total kilowatt-hour (KWH) sales to other utilities and wholesale customers, and a related 10.1% increase in fuel and purchased power expenses.

     Retail electricity sales, however, have rebounded notably over the past month. Beginning in late-June 1998 and continuing into July, rising summer temperatures and increased humidity returned to TEP's service territory. On July 14, TEP set an all-time record for retail electricity sold in a 24-hour period, distributing 32,960 megawatt-hours to its retail customers, a 3.9 percent increase over the previous record set in 1997. In addition, on July 16, 1998, TEP experienced a new record peak demand of 1,786 megawatts (MW), an increase of 7.7 percent over the previous record of 1,659 MW set on August 10, 1997.

     For the six-month period year-to-date, UniSource Energy's total operating revenues improved slightly (1.0%) over the comparable six-month period in 1997 due to an $11.8 million, or 29.6%, increase in wholesale revenues. Total kilowatt-hour sales also increased 10.5% during this period, including a 2.9% increase in retail KWH sales. Revenues from sales were offset partially by a non-cash decrease in regulatory revenues of $8.1 million from the completion of the amortization of the MSR Option Gain Regulatory Liability in May 1997.

     For the 12 months ended June 30, 1998, the Company earned $36.2 million, or $1.13 per average share of common stock. The results compare to net income of $151.5 million or $4.72 per average share of common stock for the same period in 1997. Again, lower recognition of non-cash NOL tax benefits by $92.8 million, or $2.89 per share, was the primary factor affecting the decline in earnings.

     TEP has refinanced $476 million of variable rate tax-exempt debt with fixed rate debt and obtained a new bank facility over the past 15 months. Consequently, total interest expense over the 12-month period ended June 30, 1998, increased $9.2 million (or 8.8%). The refinancings, however, have reduced TEP's exposure to variable interest rates while assuring future interest payment stability. In addition, the maturities of the debt were extended, thus reducing refinancing risk and further improving liquidity.

     UniSource Energy's unregulated affiliates reported 1998 second quarter losses totaling $5.7 million, or $0.18 per share, compared to $0.5 million of net income, or $0.02 per share, for the second quarter of 1997. Start-up costs associated with the Company's expansion into additional regions of the country, and other subsidiary development activities were the principal factors affecting this year's results for the Company's unregulated businesses.

     In addition to TEP, UniSource Energy's other subsidiaries include New Energy Ventures, LLC, a buyer's agent, providing electric load aggregation and advisory services to retail purchasers of electric energy; Nations Energy Corporation, an independent power developer; Advanced Energy Technologies, Inc., a developer of renewable energy and distributed generation technologies; Southwest Energy Solutions, and SWPP Investment Co.


     TEP Second Quarter Earnings

     TEP recorded net income of $8.1 million for the second quarter of 1998, compared with net income of $29.9 million in the second quarter of 1997. The second quarter earnings decrease was primarily attributable to lower tax benefit recognition, nonrecurring items, lower retail sales due to mild weather conditions, lower non-cash regulatory revenues and higher interest expense from refinancings. Second quarter 1997 results benefited from a $15.0 million net income tax benefit related to prior period NOL carryforwards, and a $10.2 million pretax reversal of loss provision resulting from the dissolution of former investment subsidiaries. TEP did not realize similar benefits in the 1998 second quarter. Earnings for the six-months ended June 30, 1998 were $6.5 million, compared with net income of $41.4 million for the same period in 1997. Earnings for the six-month period were affected by the same factors as discussed above for the second quarter.

The following is a summary of UniSource Energy consolidated results in thousands except per share data.

Quarter Ended June 30                  1998          1997
---------------------                  ----          ----
Utility Operating Revenues           $179,603      $182,970
Utility Operating Expenses           $149,737      $149,140
Utility Operating Income             $ 29,866      $ 33,830
Other Income                         $  7,674      $ 22,977
Net Income (loss) from Unregulated
  Energy Businesses                  $ (5,649)     $    487
Total Interest Expense               $ 30,833      $ 27,393
Net Income                           $  1,058      $ 29,901

Average Common Shares Outstanding      32,138        32,138
(000)
Basic Earnings per Share             $   0.03      $   0.93
Diluted Earnings per Share           $   0.03      $   0.93

6 Months Ended June 30                 1998          1997
----------------------                 ----          ----
Utility Operating Revenues           $340,544      $337,251
Utility Operating Expenses           $286,858      $282,631
Utility Operating Income             $ 53,686      $ 54,620
Other Income                         $  9,569      $ 39,213
Net loss from Unregulated
    Energy Businesses                $ (9,685)     $   (445)
Total Interest Expense               $ 59,547      $ 51,995
Net Income (Loss)                    $ (5,977)     $ 41,393

Average Common Shares Outstanding      32,138        32,138
(000)
Basic Earnings per Share             $  (0.19)      $  1.29
Diluted Earnings per Share           $  (0.19)      $  1.29


12 Months Ended June 30                1998          1997
-----------------------                ----          ----
Utility Operating Revenues           $733,186      $720,563
Utility Operating Expenses           $600,096      $592,606
Utility Operating Income             $133,090      $127,957
Other Income                         $ 31,140      $130,354
Net Loss from Unregulated
    Energy Businesses               $(14,583)      $ (2,486)
Total Interest Expense               $113,445      $104,287
Net Income                           $ 36,202      $151,538

Average Common Shares Outstanding      32,138        32,138
(000)
Basic Earnings per Share             $   1.13       $  4.72
Diluted Earnings per Share           $   1.12       $  4.70


Comparisons of kilowatt-hour sales and revenues are shown below:

Quarter Ended June 30                           Increase (Decrease)
Electric kWh Sales (000):     1998      1997       Amount    Pct.
 Retail Customers         1,819,112  1,886,216   (67,104)   (3.6)%
 Sales for Resale         1,036,756    749,074   287,682    38.4 %
 Total                    2,855,868  2,635,290   220,578     8.4 %

Electric Revenues (000):
 Retail Customers          $150,652   $159,249  $ (8,597)   (5.4)%
 Amortization of MSR Option
  Gain Regulatory Liability       0      3,092    (3,092) (100.0)%
 Sales for Resale            28,951     20,629     8,322    40.3 %
 Total                     $179,603   $182,970  $ (3,367)   (1.8)%

6 Months Ended June 30                          Increase (Decrease)
Electric kWh Sales (000):    1998      1997         Amount   Pct.
 Retail Customers        3,609,421  3,508,657    100,764    2.9 %
 Sales for Resale        1,886,888  1,464,261    422,627   28.9 %
 Total                   5,496,309  4,972,918    523,391   10.5 %

Electric Revenues (000):
 Retail Customers         $288,739   $289,186   $   (447)  (0.2)%
 Amortization of MSR Option
  Gain Regulatory Liability      0      8,105     (8,105) (100.0)%
 Sales for Resale           51,805     39,960     11,845    29.6 %
 Total                    $340,544   $337,251   $  3,293     1.0 %


12 Months Ended June 30                        Increase (Decrease)
Electric kWh Sales (000):    1998      1997       Amount   Pct.
 Retail Customers        7,571,178  7,327,925    243,253    3.3 %
 Sales for Resale        3,852,082  3,435,337    416,745   12.1 %
 Total                  11,423,260 10,763,262    659,998    6.1 %


Electric Revenues (000):
 Retail Customers         $623,774   $613,500  $  10,274    1.7 %
 Amortization of MSR Option
  Gain Regulatory Liability      0     18,131    (18,131)(100.0)%
 Sales for Resale          109,412     88,932     20,480   23.0 %
 Total                    $733,186   $720,563  $  12,623    1.8 %

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.

                               UNISOURCE ENERGY CORPORATION
                              ----------------------------
                                      (Registrant)


Date: July 22, 1998
                                    Karen G. Kissinger
                              ----------------------------
                                    Karen G. Kissinger
                               Principal Accounting Officer



                              TUCSON ELECTRIC POWER COMPANY
                              -----------------------------
                                      (Registrant)


Date: July 22, 1998
                                    Karen G. Kissinger
                              -----------------------------
                                    Karen G. Kissinger
                               Principal Accounting Officer